Exhibit 99.1

CIM Commercial Trust Corporation Reports 2019 Fourth Quarter Results

Dallas—(March 16, 2020) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States, today reported operating results for the three months and year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•                  Annualized rent per occupied square foot(1) on a same-store(2) basis increased 9.7% to $48.18 as of December 31, 2019 compared to $43.91 as of December 31, 2018.

•                 Our same-store(2) office portfolio was 87.0% leased as of December 31, 2019 compared to 96.7% as of December 31, 2018. The decrease is primarily due to the repositioning of an office property in Los Angeles, California.

•                  During the fourth quarter of 2019, we executed 27,956 square feet of leases with terms longer than 12 months, which were all recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 7.1%.

•                  Net loss attributable to common stockholders was $11,573,000, or $0.79 per diluted share, for the fourth quarter of 2019 compared to $4,948,000, or $0.34 per diluted share, for the fourth quarter of 2018.

•                  Same-store(2) office segment net operating income(3) (“NOI”) decreased 12.4%, while same-store(2) office cash NOI(4) decreased 15.2%, for the fourth quarter of 2019 as compared to the corresponding period in 2018. The decrease in same-store(2) office cash NOI(4) is primarily due to the repositioning of an office property in Los Angeles, California.

•                  Funds from operations (“FFO”) attributable to common stockholders(5) was $(6,194,000), or $(0.42) per diluted share, for the fourth quarter of 2019 compared to $8,497,000, or $0.58 per diluted share, for the fourth quarter of 2018.

•                  Core FFO attributable to common stockholders(6) was $(346,000), or $(0.02) per diluted share, for the fourth quarter of 2019 compared to $9,625,000, or $0.66 per diluted share, for the fourth quarter of 2018.

Management Commentary

“2019 was a transformational year for CIM Commercial as we took aggressive steps to deliver to shareholders the value created in our real estate portfolio and significantly increased both the public float of our common stock and the economic interests of insiders in our common stock,” said David Thompson, CMCT’s Chief Executive Officer.

“Our immediate focus is on executing three expected high return, value-add projects that will begin contributing to the Company’s cash flow in 2021. We also expect to benefit from contractual rent increases and from increasing below-market in-place leases to market rates.

Our high-quality portfolio is well located in high barrier to entry markets that are demonstrating strong office fundamentals and rent growth. We will continue to actively manage our portfolio through ongoing hold/sell analysis to ensure each asset fits our overall strategy and we seek to improve our tenant diversification.”

2019 Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock

During 2019, we sold ten properties at an aggregate gross sales of approximately $991.0 million and paid a special cash dividend of approximately $613.3 million ($42.00 per share of common stock). In addition, during the third quarter of 2019, the former indirect principal stockholder of CIM Commercial, a private fund, distributed 10.6 million shares of CMCT common stock (representing 72.8% of the outstanding shares at the time) to 19 of its institutional investors.

Following this transaction, an affiliate of CIM Group, L.P., an affiliate of CIM Commercial, acquired 2,468,390 shares of common stock of CIM Commercial for $19.1685 per share from a related party in a private transaction. As of March 12, 2020, CIM Group, its affiliates, and officers and directors of CIM Commercial have an aggregate economic interest in approximately 19.6% of the outstanding shares of CIM Commercial common stock.

Guidance

The Company anticipates announcing financial guidance once there is greater certainty as to the magnitude of the adverse impact from the COVID-19 outbreak.

Financial Highlights

As of December 31, 2019, our real estate portfolio consisted of 11 assets, all of which were fee-simple properties. The portfolio included 9 office properties (including one development site, which is being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one hotel, with an ancillary parking garage, which has 503 rooms. We also own and operate a lending business.

Fourth Quarter 2019

Net loss attributable to common stockholders was $11,573,000, or $0.79 per diluted share of common stock, for the three months ended December 31, 2019, compared to $4,948,000, or $0.34 per diluted share of common stock, for the three months ended December 31, 2018. The increase is primarily attributable to a decrease of $15,051,000 in segment NOI(3), an increase of $5,875,000 in redeemable preferred stock redemptions primarily related to the Series L preferred stock tender offer and an increase of $339,000 in general and administrative expenses not allocated to our operating segments, partially offset by a decrease of $8,066,000 in depreciation and amortization, a decrease of $3,344,000 in interest expense not allocated to our operating segments, a decrease of $1,905,000 in asset management and other fees to related parties not allocated to our operating segments, a decrease of $808,000 in loss on early extinguishment of debt and a decrease of $605,000 in transaction costs.

FFO attributable to common stockholders(5) was $(6,194,000), or $(0.42) per diluted share of common stock, for the three months ended December 31, 2019, compared to $8,497,000, or $0.58 per diluted share of common stock, for the three months ended December 31, 2018. The decrease in FFO attributable to common stockholders(5) is primarily attributable to a decrease of $15,051,000 in segment NOI(3), an increase of $5,875,000 in redeemable preferred stock redemptions primarily related to the Series L preferred stock tender offer and an increase of $339,000 in general and administrative expenses not allocated to our operating segments, partially offset by a decrease of $3,344,000 in interest expense not allocated to our operating segments, a decrease of $1,905,000 in asset management and other fees to related parties not allocated to our operating segments, a decrease of $808,000 in loss on early extinguishment of debt and a decrease of $605,000 in transaction costs.

Core FFO attributable to common stockholders(6) was $(346,000), or $(0.02) per diluted share of common stock, for the three months ended December 31, 2019, compared to $9,625,000, or $0.66 per diluted share of common stock, for the three months ended December 31, 2018. The decrease in core FFO attributable to common stockholders(6) is primarily attributable to a decrease of $15,051,000 in segment NOI(3) and an increase of $339,000 in general and administrative expenses not allocated to our operating segments, partially offset by a decrease of $3,344,000 in interest expense not allocated to our operating segments and a decrease of $1,905,000 in asset management and other fees to related parties not allocated to our operating segments.

Year Ended 2019

Net income attributable to common stockholders was $322,696,000, or $19.74 per diluted share of common stock, for the year ended December 31, 2019, compared to net loss attributable to common stockholders of $(14,298,000), or $(0.98) per diluted share of common stock, for the year ended December 31, 2018.

FFO attributable to common stockholders(5) was $(14,034,000), or $(0.96) per diluted share of common stock, for the year ended December 31, 2019, compared to $38,930,000, or $2.67 per diluted share of common stock, for the year ended December 31, 2018.

Core FFO attributable to common stockholders(6) was $20,918,000, or $1.44 per diluted share of common stock, for the year ended December 31, 2019, compared to $40,164,000, or $2.75 per diluted share of common stock, for the year ended December 31, 2018.

Segment Information

Our reportable segments during the three months ended December 31, 2019 and 2018 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net loss attributable to common stockholders was $11,573,000, or $0.79 per diluted share of common stock, for the three months ended December 31, 2019, compared to $4,948,000, or $0.34 per diluted share of common stock, for the three months ended December 31, 2018. Total segment NOI(3) was $11,497,000 for the three months ended December 31, 2019, compared to $26,548,000 for the three months ended December 31, 2018.

Office

Same-Store

Same-store(2) office segment NOI(3) decreased 12.4% on a GAAP basis and decreased 15.2% on a cash basis for the three months ended December 31, 2019 compared to the three months ended December 31, 2018. The decrease in same-store(2) office segment NOI(3) is primarily due to an increase in payroll costs at most of our properties and lower revenues and higher expenses at an office property in Los Angeles, California, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity. The office property in Los Angeles, California is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by an affiliate of the Company since May 2019.

At December 31, 2019, the Company’s same-store(2) office portfolio was 86.7% occupied, a decrease of 810 basis points year-over-year on a same-store(2) basis, and 87.0% leased, a decrease of 970 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(1) on a same-store(2) basis was $48.18 at December 31, 2019 compared to $43.91 at December 31, 2018. During the three months ended December 31, 2019, the Company executed 27,956 square feet of recurring leases at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 7.1%.

Total

Office segment NOI(3) decreased to $7,483,000 for the three months ended December 31, 2019, from $22,498,000 for the three months ended December 31, 2018. The decrease is primarily due to the sale of three office properties and a parking garage in Oakland, California, the sale of an office property in Washington, D.C., and the sale of an office property in San Francisco, California, all of which were consummated in March 2019, the sale of an office property in Oakland, California, which was consummated in May 2019, the sale of two office properties in Washington, D.C., which was consummated in July 2019, an increase in payroll costs at most of our properties and lower revenues and higher expenses at an office property in Los Angeles, California, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity. The office property in Los Angeles, California is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by an affiliate of the Company since May 2019.

Hotel

Hotel segment NOI(3) decreased to $2,522,000 for the three months ended December 31, 2019, from $2,848,000 for the three months ended December 31, 2018, primarily due to increases in operating and payroll costs, partially offset by an increase in revenues.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(3) was $1,492,000 for the three months ended December 31, 2019, compared to $1,202,000 for the three months ended December 31, 2018. The increase is primarily due to a decrease in the provision for loan losses and an increase in interest income.

Debt and Equity

During the three months ended December 31, 2019, we issued 379,509 Series A preferred units, with each Series A preferred unit consisting of one share of Series A preferred stock and one warrant to purchase 0.25 shares of our common stock, resulting in net proceeds of approximately $8,654,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of the Series A preferred units, such as commissions, dealer manager fees, and other offering fees and expenses.

In November 2019, the Company repurchased in a tender offer 2,693,580 shares of Series L preferred stock, $0.001 par value per share and $28.37 stated value per share, representing one-third of the then-outstanding shares of Series L preferred stock, at a purchase price of $29.12 per share (of which $1.39, or $3,744,000 in the aggregate, reflected the amount of dividends on the Series L preferred stock accrued as of November 20, 2019), as converted to and paid in Israeli New Shekels. The tender offer was primarily funded from borrowings under our revolving credit facility. We recognized $5,873,000 of redeemable preferred stock redemptions in our consolidated statement of operations for the year ended December 31, 2019 in connection with the tender offer.

Dividends

On December 3, 2019, we declared a quarterly cash dividend of $0.0750 per share of our common stock, which was paid on December 27, 2019 to stockholders of record at the close of business on December 13, 2019.

In addition, we declared an annual cash dividend of $1.56035 per share of our Series L preferred stock, which was paid on January 16, 2020 to stockholders of record at the close of business on December 31, 2019.

Further, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from October 1, 2019 to December 31, 2019, which was paid on January 15, 2020 to stockholders of record at the close of business on January 5, 2020.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

Definitions

(1)                                 Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2)                                 Same-store properties are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2018; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2019; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2018 and ending on December 31, 2019. When determining our same-store properties as of December 31, 2019, no properties were excluded pursuant to (i) and (iii) above and ten properties were excluded pursuant to (ii) above.

(3)                                 Segment net operating income (“segment NOI”): for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, segment NOI represents interest income net of interest expense and general overhead expenses. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(4)                                 Cash net operating income (“cash NOI”): for our real estate segments represents segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP. For our lending segment, there is no distinction between cash NOI and segment NOI. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(5)                                 Funds from operations attributable to common stockholders (“FFO attributable to common stockholders”) represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Please see our reconciliations of net income (loss) attributable to common stockholders to FFO attributable to common stockholders starting on page 10, and the discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

(6)                                 Core FFO attributable to common stockholders (“core FFO”) represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs. Please see our reconciliations of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders starting on page 11, and the discussion of the benefits and limitations of core FFO as a supplemental measure of operating performance.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about CIM Commercial’s outlook for net income (loss), NOI and derivations thereof. Such forward-looking statements are based on particular assumptions that management of CIM Commercial has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form and operational effects of CIM Commercial’s development activities, (ii) the ability of CIM Commercial to raise in place rents to existing market rents, and (iii) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CIM Commercial undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

For CIM Commercial Trust Corporation

Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	December 31,
	2019	2018
ASSETS
Investments in real estate, net	$508,707	$1,040,937
Cash and cash equivalents	23,801	54,659
Restricted cash	12,146	22,512
Loans receivable, net	68,079	83,248
Accounts receivable, net	3,520	6,640
Deferred rent receivable and charges, net	34,857	84,230
Other intangible assets, net	7,260	9,531
Other assets	9,222	18,469
Assets held for sale, net	—	22,175
TOTAL ASSETS	$667,592	$1,342,401
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$307,421	$588,671
Accounts payable and accrued expenses	24,309	41,598
Intangible liabilities, net	1,282	2,872
Due to related parties	9,431	10,951
Other liabilities	10,113	16,535
Liabilities associated with assets held for sale, net	—	28,766
Total liabilities	352,556	689,393
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,630,821 and 1,630,421 shares issued and outstanding, respectively, at December 31, 2019 and 1,566,386 and 1,565,346 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	36,841	35,733
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 2,853,555 and 2,837,094 shares issued and outstanding, respectively, at December 31, 2019 and 1,287,169 and 1,281,804 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	70,633	31,866
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, at December 31, 2019 and 8,080,740 shares issued and outstanding at December 31, 2018; liquidation preference of $28.37 per share, subject to adjustment	152,834	229,251
Common stock, $0.001 and $0.003 par value at December 31, 2019 and 2018, respectively; 900,000,000 shares authorized; 14,602,149 and 14,598,357 shares issued and outstanding at December 31, 2019 and 2018, respectively (a)	15	44
Additional paid-in capital	794,825	790,354
Accumulated other comprehensive income	—	1,806
Distributions in excess of earnings	(740,617)	(436,883)
Total stockholders’ equity	277,690	616,438
Noncontrolling interests	505	837
Total equity	278,195	617,275
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$667,592	$1,342,401

(a)                                 All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	2019	2018	2019	2018
REVENUES:
Rental and other property income	$15,025	$37,520	$88,331	$147,095
Hotel income	8,546	8,108	35,633	35,672
Interest and other income	3,070	4,397	16,025	14,703
	26,641	50,025	139,989	197,470
EXPENSES:
Rental and other property operating	13,731	20,831	62,928	79,917
Asset management and other fees to related parties	4,148	5,976	18,303	24,451
Interest	3,177	6,485	12,175	26,894
General and administrative	1,561	2,671	6,354	9,167
Transaction costs	(26)	579	574	938
Depreciation and amortization	5,379	13,445	27,374	53,228
Loss on early extinguishment of debt	—	808	29,982	808
Impairment of real estate	—	—	69,000	—
	27,970	50,795	226,690	195,403
Gain on sale of real estate	—	—	433,104	—
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,329)	(770)	346,403	2,067
Provision for income taxes	196	130	882	925
NET (LOSS) INCOME	(1,525)	(900)	345,521	1,142
Net (income) loss attributable to noncontrolling interests	(13)	(6)	152	(21)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(1,538)	(906)	345,673	1,121
Redeemable preferred stock dividends declared or accumulated	(4,161)	(4,043)	(17,095)	(15,423)
Redeemable preferred stock redemptions	(5,874)	1	(5,882)	4
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,573)	$(4,948)	$322,696	$(14,298)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE: (a)
Basic	$(0.79)	$(0.34)	$22.11	$(0.98)
Diluted	$(0.79)	$(0.34)	$19.74	$(0.98)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING: (a)
Basic	14,598	14,598	14,598	14,597
Diluted	14,599	14,598	16,493	14,597

(a)                                 All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding. The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three months and the years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Numerator:
Net (loss) income attributable to common stockholders	$(11,573)	$(4,948)	$322,696	$(14,298)
Redeemable preferred stock dividends declared on dilutive shares (a)	(2)	—	2,804	—
Diluted net (loss) income attributable to common stockholders	$(11,575)	$(4,948)	$325,500	$(14,298)
Denominator: (b)
Basic weighted average shares of common stock outstanding	14,598	14,598	14,598	14,597
Effect of dilutive securities—contingently issuable shares (a)	1	—	1,895	—
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,598	16,493	14,597
Net (loss) income attributable to common stockholders per share: (b)
Basic	$(0.79)	$(0.34)	$22.11	$(0.98)
Diluted	$(0.79)	$(0.34)	$19.74	$(0.98)

(a)                                 For the three months ended December 31, 2019 and the three months and year ended December 31, 2018, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted net income (loss) attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

(b)                                 All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months and the years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Numerator:
Net (loss) income attributable to common stockholders	$(11,573)	$(4,948)	$322,696	$(14,298)
Depreciation and amortization	5,379	13,445	27,374	53,228
Impairment of real estate	—	—	69,000	—
Gain on sale of depreciable assets	—	—	(433,104)	—
FFO attributable to common stockholders (a)	$(6,194)	$8,497	$(14,034)	$38,930
Redeemable preferred stock dividends declared on dilutive shares (b)	(2)	(1)	(3)	(2)
Dilutive FFO attributable to common stockholders	$(6,196)	$8,496	$(14,037)	$38,928
Denominator (c):
Basic weighted average shares of common stock outstanding	14,598	14,598	14,598	14,597
Effect of dilutive securities-contingently issuable shares (b)	1	—	1	—
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,598	14,599	14,597
FFO attributable to common stockholders per share (c):
Basic	$(0.42)	$0.58	$(0.96)	$2.67
Diluted	$(0.42)	$0.58	$(0.96)	$2.67

(a)                                 FFO attributable to common stockholders for the year ended December 31, 2019 includes $29,982,000, or $2.05 per diluted share of common stock, in loss on early extinguishment of debt, which was primarily incurred in connection with the sale of certain assets and related to the legal defeasance and prepayment of mortgage loans collateralized by such properties. Additionally, FFO attributable to common stockholders for the three months and year ended December 31, 2019 includes $5,874,000, or $0.40 per diluted share of common stock, and $5,882,000, or $0.40 per diluted share of common stock, respectively, in redeemable preferred stock redemptions, which is primarily related to the repurchase of 2,693,580 shares of our Series L preferred stock on November 20, 2019. Finally, FFO attributable to common stockholders for the three months and year ended December 31, 2018 includes $808,000, or $0.06 per diluted share of common stock, in loss on early extinguishment of debt.

(b)                                 For the three months and the years ended December 31, 2019 and 2018, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

(c)                                  All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Core Funds from Operations

(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT’s standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate core FFO in the same manner as we do, or at all; accordingly, our core FFO may not be comparable to the core FFOs of other REITs who calculate such a metric. Therefore, core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders for the three months and the years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Numerator:
Net (loss) income attributable to common stockholders	$(11,573)	$(4,948)	$322,696	$(14,298)
Depreciation and amortization	5,379	13,445	27,374	53,228
Impairment of real estate	—	—	69,000	—
Gain on sale of depreciable assets	—	—	(433,104)	—
FFO attributable to common stockholders	$(6,194)	$8,497	$(14,034)	$38,930
Loss on early extinguishment of debt	—	808	29,982	808
Redeemable preferred stock redemptions	5,874	(1)	5,882	(4)
(Gain) loss on termination of interest rate swaps	—	(258)	(1,486)	(508)
Transaction costs	(26)	579	574	938
Core FFO attributable to common stockholders	$(346)	$9,625	$20,918	$40,164
Redeemable preferred stock dividends declared on dilutive shares (a)	(2)	(1)	2,803	(2)
Dilutive Core FFO attributable to common stockholders	$(348)	$9,624	$23,721	$40,162
Denominator (b):
Basic weighted average shares of common stock outstanding	14,598	14,598	14,598	14,597
Effect of dilutive securities-contingently issuable shares (a)	1	—	1,894	—
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,598	16,492	14,597
Core FFO attributable to common stockholders per share (b):
Basic	$(0.02)	$0.66	$1.43	$2.75
Diluted	$(0.02)	$0.66	$1.44	$2.75

(a)                                 For the three months and the years ended December 31, 2019 and 2018, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

(b)                                 All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or “cash NOI”. For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$6,995	$(220)	$6,775	$2,522	$1,492	$10,789
Cash lease termination income	—	—	—	—	—	—
Cash net operating income (loss)	6,995	(220)	6,775	2,522	1,492	10,789
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	708	—	708	—	—	708
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income (loss)	7,703	(220)	7,483	2,522	1,492	11,497
Interest and other income						103
Asset management and other fees to related parties						(3,606)
Interest expense						(2,846)
General and administrative						(1,124)
Transaction costs						26
Depreciation and amortization						(5,379)
Loss before provision for income taxes						(1,329)
Provision for income taxes						(196)
Net loss						(1,525)
Net income attributable to noncontrolling interests						(13)
Net loss attributable to the Company						$(1,538)

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended December 31, 2018
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$8,252	$13,850	$22,102	$2,848	$1,202	$26,152
Cash lease termination income	—	6	6	—	—	6
Cash net operating income	8,252	13,856	22,108	2,848	1,202	26,158
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	542	(152)	390	—	—	390
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,794	13,704	22,498	2,848	1,202	26,548
Asset management and other fees to related parties						(5,511)
Interest expense						(6,190)
General and administrative						(785)
Transaction costs						(579)
Depreciation and amortization						(13,445)
Loss on early extinguishment of debt						(808)
Loss before provision for income taxes						(770)
Provision for income taxes						(130)
Net loss						(900)
Net income attributable to noncontrolling interests						(6)
Net loss attributable to the Company						$(906)